EXHIBIT 99.2
Investor Contact: Ken Cooper — 952-229-7427 or ir@lifetimefitness.com
Media Contact: Jason Thunstrom — 952-229-7435 or jthunstrom@lifetimefitness.com
FOR IMMEDIATE RELEASE
LIFE TIME FITNESS ANNOUNCES SECOND QUARTER 2006 FINANCIAL RESULTS
Company Reports Revenue Growth of 28.1% and Earnings Per Share of $0.33
EDEN PRAIRIE, Minn. (July 27, 2006) — Life Time Fitness, Inc. (NYSE: LTM), a national operator of distinctive and large health and fitness centers, today reported its operating results for the second quarter ended June 30, 2006.
     Second quarter 2006 revenue grew 28.1% to $122.5 million from $95.6 million during the same period last year. Net income during the quarter grew 20.4% to $12.4 million, or $0.33 per diluted share, including the effect of share-based compensation expense. This compares to net income of $10.3 million, or $0.28 per diluted share, for 2Q 2005. For the six months ended June 30, 2006, revenue grew 28.6% to $237.9 million from $184.9 million during the same period last year. Net income grew 24.0% for the same period to $22.8 million, or $0.62 per diluted share, from $18.4 million, or $0.51 per diluted share, for the first six months of 2005.
     “Our second quarter performance reflects the Company’s continued focus and execution on our fundamental growth strategies,” said Bahram Akradi, Life Time Fitness chairman and chief executive officer. “During the quarter, we continued our expansion efforts with an opening in Allen-McKinney, Texas, our 11th center in Texas. Additionally, construction is underway for the remaining five centers we plan to open this year. Total memberships grew 17.0%, ending with 393,011. We also are pleased with our in-center revenue growth of 40.6% during the quarter, which was driven primarily by membership ramp, targeted marketing programs, and new products and services. Finally, as announced separately today, we are pleased to add several centers to the Life Time Fitness family as the result of new lease agreements the Company entered into effective July 26, 2006. These opportunistic transactions allow us to better serve our existing and new members in the Twin Cities market and establish our initial presence in Florida with one center in Boca Raton.”
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Life Time Fitness Second Quarter 2006 Results — Page 2
Three and Six Months Ended June 30, 2006, Financial Highlights:
Total revenue for the second quarter grew 28.1% to $122.5 million, driven primarily by growth in membership dues and in-center revenue. Total revenue for the first six months of 2006 grew to $237.9 million from $184.9 million during the same period last year.

		YTD 2006 vs.
(Period-over-period growth)	2Q 2006 vs. 2Q 2005	YTD 2005
• Membership dues	25.2%	25.3%
• Enrollment fees	2.0%	5.0%
• In-center revenue	40.6%	41.6%

• Same-center revenue	6.9%	7.3%
• Average center revenue / membership	$318 - up 8.1%	$632 - up 8.0%
• Average in-center revenue / membership	$90 - up 18.9%	$179 - up 18.9%
Total operating expenses during 2Q 2006 totaled $98.9 million compared to $75.2 million for 2Q 2005, driven primarily by increased expenses to support new centers, membership growth, presale activities and share-based compensation expense. Year-to-date operating expenses totaled $193.2 million, compared with $147.2 million for the same period last year.
Share-based compensation expense, including stock option expense from the adoption of SFAS 123R and restricted stock expense, totaled $3.7 million for the quarter and $4.9 million year-to-date. This includes expense related to the market condition vesting options, which vested during the quarter when the Company’s stock price remained above $40 and $45 for 60 consecutive days each.
Operating margin was 19.2% for 2Q 2006, down from 21.4% in the prior-year period. Year-to-date operating margin was 18.8%, compared to 20.4% in the prior-year-period. Excluding share-based compensation expense, operating margin was 22.2% for 2Q 2006 and 20.9% year-to-date.

YTD 2006 vs.
(Expense as a percent of total revenue)	2Q 2006 vs. 2Q 2005	YTD 2005
• Center operations (including $0.9 million and $1.3 million of share-based compensation expense in 2Q and YTD 2006, respectively)	56.0% vs. 55.3%	56.2% vs. 55.4%
• Advertising and marketing	3.9% vs. 2.7%	4.4% vs. 3.7%
• General and administrative (including $2.8 million and $3.6 million of share-based compensation expense in 2Q and YTD 2006, respectively)	8.9% vs. 7.7%	8.3% vs. 7.5%
• Other operating	2.2% vs. 3.4%	2.4% vs. 3.3%
• Depreciation and amortization	9.9% vs. 9.6%	10.0% vs. 9.7%
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Life Time Fitness Second Quarter 2006 Results — Page 3
Net income during 2Q 2006 grew 20.4% to $12.4 million from $10.3 million in 2Q 2005, driven by continued top-line growth, efficient use of capital and a lower effective tax rate. For the six months ended June 30, 2006, net income grew to $22.8 million compared with $18.4 million in the prior-year period.
EBITDA for 2Q 2006 grew 20.3% to $35.9 million from $29.9 million in 2Q 2005. Year-to-date EBITDA grew 22.5% to $68.9 million from $56.2 million for the same period last year.
Cash flows from operations for the first half of 2006 grew to $61.0 million from $54.0 million in the prior-year period.
Weighted average fully diluted shares for 2Q 2006 totaled 37.0 million compared to 36.2 million shares in 2Q 2005.
Updated 2006 Business Outlook:
The following statements are based on the Company’s current expectations for fiscal year 2006, including the impact of the transactions announced today, compared to previously stated expectations and subject to the risks and uncertainties described below:
•	Total revenue is expected to be $502-$512 million (approximately 29-31% growth), up from $480-$488 million (or 23-25% growth), driven by new center growth, including our recent transactions, membership ramp at new and existing centers, and in-center revenue growth.

•	Net income (excluding share-based compensation expense) is expected to be $52.5-$53.5 million (approximately 28-30% growth), up from $51.2-$51.8 million (or 24-26% growth), driven by our growth strategies. Including share-based compensation expense, net income is expected to be $48.0-$49.0 million, up from $46.7-$47.3 million.

•	Diluted earnings per common share (excluding share-based compensation expense) is expected to be $1.42-$1.44 (approximately 25-27% growth), up from $1.38-$1.40 (or 22-24% growth), driven by net income growth. Including share-based compensation expense, diluted earnings per common share is expected to be $1.30-$1.32, up from $1.26-$1.28.
     The Company will hold a conference call today at 10:00 a.m. ET to discuss its second quarter 2006 results (as announced on July 13, 2006) and the transaction announced today. Bahram Akradi, chairman and chief executive officer, and Michael Robinson, executive vice president and chief financial officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Web site at lifetimefitness.com. A replay of the call will be available via the Company’s Web site beginning at 1:00 p.m. ET on July 27, 2006.
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Life Time Fitness Second Quarter 2006 Results — Page 4
About Life Time Fitness, Inc.
     Life Time Fitness, Inc. (NYSE: LTM) operates distinctive and large sports and athletic, professional fitness, family recreation and resort/spa centers. As of July 27, 2006, the Company operates 55 centers in ten states, including Arizona, Florida, Illinois, Indiana, Maryland, Michigan, Minnesota, Ohio, Texas and Virginia. The Company also operates two satellite facilities and seven preview locations in existing and new markets. Additionally, Life Time Fitness provides consumers with personal training consultation, full-service spas and cafés, corporate wellness programs, health and nutrition education, the healthy lifestyle magazine — Experience Life, athletic events, and nutritional products and supplements. Life Time Fitness is headquartered in Eden Prairie, Minnesota (www.lifetimefitness.com). LIFE TIME FITNESS, the LIFE TIME FITNESS logo, and EXPERIENCE LIFE are registered trademarks of Life Time Fitness, Inc. All other trademarks or registered trademarks are the property of their respective owners.
Risks & Uncertainties
     Certain information contained in this press release, which does not relate to historical financial information, including the business outlook, may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The Company wishes to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. Among these factors are identifying and acquiring suitable sites for new centers, opening new centers, attracting and retaining members, the successful integration of acquired facilities, converting members of acquired sites, the timing and scope of the capital investment required to remodel facilities and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Diluted earnings per share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans.
     All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.

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LIFE TIME FITNESS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2006	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$—	$4,680
Accounts receivable, net	2,301	4,267
Inventories	6,392	5,669
Prepaid expenses and other current assets	9,901	7,187
Deferred membership origination costs	11,529	10,082
Income tax receivable	2,207	3,510

Total current assets	32,330	35,395
PROPERTY AND EQUIPMENT, net	743,437	661,371
RESTRICTED CASH	3,819	3,915
DEFERRED MEMBERSHIP ORIGINATION COSTS	9,403	8,410
OTHER ASSETS	15,524	14,369

TOTAL ASSETS	$804,513	$723,460

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$14,305	$14,447
Accounts payable	8,229	9,964
Construction accounts payable	28,710	25,811
Accrued expenses	31,849	27,862
Deferred revenue	29,090	23,434

Total current liabilities	112,183	101,518
LONG-TERM DEBT, net of current portion	284,681	258,835
DEFERRED RENT LIABILITY	5,774	5,492
DEFERRED INCOME TAXES	35,934	35,419
DEFERRED REVENUE	15,775	14,352

Total liabilities	454,347	415,616

SHAREHOLDERS’ EQUITY:
Common stock	726	712
Additional paid-in capital	245,316	228,132
Deferred compensation	—	(2,306)
Retained earnings	104,124	81,306

Total shareholders’ equity	350,166	307,844

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$804,513	$723,460

LIFE TIME FITNESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
REVENUE:
Membership dues	$80,550	$64,313	$156,349	$124,790
Enrollment fees	5,561	5,452	10,644	10,137
In-center revenue	33,787	24,029	66,121	46,702

Total center revenue	119,898	93,794	233,114	181,629
Other revenue	2,557	1,813	4,766	3,306

Total revenue	122,455	95,607	237,880	184,935
OPERATING EXPENSES:
Center operations (including share-based compensation of $889, $0, $1,277 and $0, respectively)	68,540	52,827	133,633	102,398
Advertising and marketing	4,732	2,619	10,571	6,910
General and administrative (including share-based compensation of $2,826, $26, $3,649 and $57, respectively)	10,861	7,331	19,676	13,821
Other operating	2,646	3,226	5,633	6,164
Depreciation and amortization	12,146	9,190	23,665	17,924

Total operating expenses	98,925	75,193	193,178	147,217

Income from operations	23,530	20,414	44,702	37,718
OTHER INCOME (EXPENSE):
Interest expense, net	(4,140)	(3,243)	(8,257)	(7,069)
Equity in earnings of affiliate	251	266	494	554

Total other income (expense)	(3,889)	(2,977)	(7,763)	(6,515)

INCOME BEFORE INCOME TAXES	19,641	17,437	36,939	31,203
PROVISION FOR INCOME TAXES	7,256	7,150	14,121	12,794

NET INCOME	$12,385	$10,287	$22,818	$18,409

BASIC EARNINGS PER COMMON SHARE	$0.34	$0.30	$0.64	$0.54

DILUTED EARNINGS PER COMMON SHARE	$0.33	$0.28	$0.62	$0.51

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING — BASIC	36,143	34,360	35,915	34,091

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING — DILUTED	37,033	36,161	36,888	36,047

LIFE TIME FITNESS, INC.
CONSOLIDATING STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the
	Six Months Ended
	June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,818	$18,409
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,665	17,924
Deferred income taxes	515	(874)
Loss on disposal of property, net	120	370
Amortization of deferred financing costs	331	701
Share-based compensation	4,926	87
Tax benefit from exercise of stock options	—	4,222
Excess tax benefit from stock options	(5,228)	—
Changes in operating assets and liabilities	13,706	13,069
Other	128	128

Net cash provided by operating activities	60,981	54,036

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(110,432)	(78,510)
Proceeds from sale of property and equipment	6,566	3,778
Increase in other assets	(843)	(425)
Decrease in restricted cash	96	8,219

Net cash used in investing activities	(104,613)	(66,938)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term borrowings	1,650	112,641
Repayments on long-term borrowings	(12,654)	(111,613)
Proceeds from revolving credit facility, net	36,800	—
Increase in deferred financing costs	(651)	(1,174)
Excess tax benefit from stock options	5,228	—
Proceeds from exercise of stock options	8,579	3,183

Net cash provided by financing activities	38,952	3,037

DECREASE IN CASH AND CASH EQUIVALENTS	(4,680)	(9,865)
CASH AND CASH EQUIVALENTS — Beginning of period	4,680	10,211

CASH AND CASH EQUIVALENTS — End of period	$—	$346

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash payments for interest, including capitalized interest	$7,766	$7,934

Cash payments for income taxes	$7,079	$6,549

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of restricted stock	$1,458	$131

Non-GAAP Financial Measures
     This release contains three non-GAAP disclosures. The first is EBITDA, which consists of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, cash flows provided by operating activities or other income or cash flow data prepared in accordance with GAAP. The second is guidance concerning diluted earnings per share, excluding the impact of share-based compensation expense. The third is operating margins excluding the impact of share-based compensation expense. Additional details related to these non-GAAP disclosures are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.
     The following tables provide reconciliations of these non-GAAP measures to the most directly comparable GAAP measures:
RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST,
INCOME TAXES AND DEPRECIATION AND AMORTIZATION
(In thousands)
(Unaudited)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Net income	$12,385	$10,287	$22,818	$18,409
Interest expense, net	4,140	3,243	8,257	7,069
Provision for income taxes	7,256	7,150	14,121	12,794
Depreciation and amortization	12,146	9,190	23,665	17,924

EBITDA	$35,927	$29,870	$68,861	$56,196

RECONCILIATION OF THE IMPACT OF SHARE-BASED COMPENSATION EXPENSE
ON 2006 EARNINGS GUIDANCE
(In thousands except per common share data)
(Unaudited)

	GUIDANCE
	Fiscal 2006 - Estimated Range
	Low	High

Net Income
Estimated net income for fiscal 2006	$48,000	$49,000
Estimated impact of share-based compensation expense in fiscal 2006 for time-vesting options and restricted shares	3,200	3,200
Estimated impact of share-based compensation expense in fiscal 2006 for market condition vesting of initial public offering options [1]	1,300	1,300

Estimated net income for fiscal 2006, excluding the impact of estimated share-based compensation expense	$52,500	$53,500

Diluted Earnings per Common Share
Estimated diluted earnings per common share for fiscal 2006	$1.30	$1.32
Estimated impact of share-based compensation expense in fiscal 2006 for time-vesting options and restricted shares	0.08	0.08
Estimated impact of share-based compensation expense in fiscal 2006 for market condition vesting of initial public offering options [1]	0.04	0.04

Estimated diluted earnings per common share for fiscal 2006, excluding the impact of estimated share-based compensation expense	$1.42	$1.44

[1]	In connection with the Company’s initial public offering, the Company granted options to certain members of senior management, which have a market condition vesting component. The remaining market vesting criteria were achieved in 2006 and the share-based compensation expense will be recognized in fiscal year 2006.

RECONCILIATION OF THE IMPACT OF SHARE-BASED COMPENSATION EXPENSE
ON OPERATING MARGINS
(In thousands except percentages)
(Unaudited)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Income from operations	$23,530	$20,414	$44,702	$37,718
Add back share-based compensation expense	3,715	26	4,926	57

Income from operations excluding share-based compensation expense	$27,245	$20,440	$49,628	$37,775

Operating margin as % of total revenue	19.2%	21.4%	18.8%	20.4%
Operating margin excluding share-based compensation expense as % of total revenue	22.2%	21.4%	20.9%	20.4%